Exhibit 10.1

AMENDMENT NO. 5

TO

THE AMENDED AND RESTATED 2001 LONG TERM INCENTIVE PLAN

OF

THE COOPER COMPANIES, INC.

WHEREAS, The Cooper Companies, Inc. (the “Company”) has adopted the Amended and Restated 2001 Long Term Incentive Plan (the “Plan”); and

WHEREAS, Section 8 of the Plan permits the Board of Directors of the Company to amend the Plan, subject to certain limitations; and

WHEREAS, the Board of the Company desires to amend the Plan to eliminate the ability to buyout certain options;

NOW, THEREFORE, the Plan is hereby amended as follows:

FIRST: By adding the following to the end of Section 5(k) of the Plan:

“provided, however, that unless shareholder approval is obtained the Committee shall not offer to buy out any Option the per share exercise price of which is greater than the per share Fair Market Value of a share of Stock at the time of such offer.”

SECOND: The provisions of the First Paragraph hereof shall be effective as of March 7, 2006.

THIRD: Except to the extent herein above set forth, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment to the Plan to be executed by a duly authorized officer of the Company as of March 7, 2006.

THE COOPER COMPANIES, INC.

By:	/s/ Carol R. Kaufman
Title:	Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer